Exhibit 10.2

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) is executed as of September 17, 2014, by and among MTR Gaming Group, Inc. (the “Issuer”), Mountaineer Park, Inc. (“Mountaineer”), Presque Isle Downs, Inc. (“Presque Isle”), and Scioto Downs, Inc. (“Scioto”, and collectively with Mountaineer and Presque Isle, the “Guarantors”) and Wilmington Trust, National Association, as Trustee and Collateral Agent (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore entered into an Indenture, dated as of August 1, 2011 (the “Original Indenture”), with the Trustee pursuant to which the Trustee acts as trustee for the Holders of the Issuer’s 11.50% Senior Secured Second Lien Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Original Indenture with the consent of the Holders of at least a majority in principal amount of the Notes outstanding (the “Requisite Holders”); and

WHEREAS, pursuant to a consent solicitation commenced by the Issuer on December 4, 2013 and expired on January 8, 2014, the Requisite Holders have executed and delivered written consents to the amendments to the Original Indenture provided for in this Supplemental Indenture;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  All capitalized terms used in this Supplemental Indenture not defined herein shall have the meanings ascribed to them in the Original Indenture.

Section 2.  Change of Control.  The definition of “Change of Control” contained in Section 1.01 of the Original Indenture is amended and restated to read in its entirety as follows (the new language is provided in bold face and double underline):

“‘Change of Control’ means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any ‘person’ (as such term is used in Section 13(d) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or (iii) the consummation of any transaction (including, without limitation, any merger), the result of which is that any ‘person’ (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares; provided, however, that the occurrence of a “Change of Control” shall not include the consequences of the closing of the transactions contemplated by the Merger Agreement.  For the avoidance of any doubt, the Issuer shall not be obligated to comply with Section 4.14 in connection with the closing of the transactions contemplated by the Merger Agreement.”

Section 3.  Merger Agreement.  Section 1.01 of the Original Indenture is amended to add the following definition:

“‘Merger Agreement’ means the Agreement and Plan of Merger, dated as of September 9, 2013, between the Issuer, Eclair Holdings Company, a Nevada corporation, Ridgeline Acquisition Corp., a Delaware corporation, Eclair Acquisition Company, LLC, a Nevada limited liability company, Eldorado HoldCo, LLC, a Nevada limited liability company, and Thomas Reeg, Robert Jones, and

Gary Carano, each an adult individual and as the Member Representative, as may be amended from time to time.”

Section 4.  Effective Date.  This First Supplemental Indenture shall become effective on the date on which the mergers contemplated by the Merger Agreement become effective.

Section 5.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.  Any party to this Supplemental Indenture may deliver an executed counterpart hereof by facsimile or portable document file (PDF) transmission to another party hereto, and any such delivery shall have the same force and effect as any other delivery of a manually signed counterpart of this Agreement.

Section 6.  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, MTR Gaming Group, Inc. has caused this Supplemental Indenture to be duly executed all as of the date and year first above written.

MTR GAMING GROUP, INC.

By:	/s/ Joseph L. Billhimer, Jr.
Name:	Joseph L. Billhimer, Jr.
Title:	President and Chief Operating Officer

By:	/s/ Thomas Diehl
Name:	Thomas Diehl
Title:	Secretary

MOUNTAINEER PARK, INC.

By:	/s/ Joseph L. Billhimer, Jr.
Name:	Joseph L. Billhimer, Jr.
Title:	President

By:	/s/ Thomas Diehl
Name:	Thomas Diehl
Title:	Secretary

PRESQUE ISLE DOWNS, INC.

By:	/s/ Joseph L. Billhimer, Jr.
Name:	Joseph L. Billhimer, Jr.
Title:	President

By:	/s/ Thomas Diehl
Name:	Thomas Diehl
Title:	Secretary

SCIOTO DOWNS, INC.

By:	/s/ Joseph L. Billhimer, Jr.
Name:	Joseph L. Billhimer, Jr.
Title:	President

By:	/s/ Thomas Diehl
Name:	Thomas Diehl
Title:	Secretary

This First Supplemental Indenture is hereby

acknowledged and accepted this  17th  day of

September, 2014 by Wilmington Trust, National Association,

as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President